Exhibit 10.1

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of May [    ], 2019, is by and between CytoDyn Inc., a Delaware corporation, (the “Company”) and the undersigned holder (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.001 per shares (the “Common Stock”), issued by the Company, as set forth on Schedule A (collectively, the “Warrants”).

WITNESSETH:

WHEREAS, the Holder’s Warrants are exercisable into a number of shares of Common Stock as set forth on Schedule A (the “Warrant Shares”); and

WHEREAS, as an additional inducement to the Holder to exercise, the Company will issue an additional one-half share of Common Stock (the “Additional Shares”) per Warrant Share upon exercise of the Warrants.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

1.    Exercise of Warrants; Issuance of Additional Shares. The Company and the Holder hereby agree that the Holder shall exercise each Warrant at an exercise price per share equal to the lower of (x) the existing exercise price of the Warrant and (y) $0.40, for the total aggregate exercise proceeds to the Company set forth on Schedule A, otherwise pursuant to the terms of the Warrants. In connection therewith, the Company agrees to issue the Holder agrees to accept the number of Additional Shares set forth on Schedule A. The Warrant Shares and the Additional Shares shall be delivered to the Holder upon the Closing to the name and address set forth on the signature page hereof.

2.    Closing; Payment. Holder shall execute this Agreement and immediately wire the aggregate cash exercise price for such Warrants to the following bank account:

Bank Name:	***
Bank Address:	***

ABA Number:	***
A/C Name:	***
A/C Number:	***
FBO:	[HOLDER NAME]

The closing of the exercise of the Warrants and the issuance of the Warrant Shares and the Additional Shares (the “Closing”) shall occur upon execution by the Company and delivery to the Holder of an executed copy of this Agreement, against receipt of such aggregate cash exercise price. The Closing may be scheduled by the Company at any time within fifteen (15)

calendar days after the execution by the Holder of this Agreement (such date, the “Closing Date”). To the extent the Closing does not occur, all funds received from the Holder will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect.

3.    Restriction on Transfer.

(a)    Warrant Shares. The Holder agrees that, until the expiration of six months following the Closing Date, neither the Holder, nor any affiliate of the Holder which (x) had or has knowledge of the transactions contemplated by this Agreement, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Warrant Shares, or (z) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (together, the “Affiliates”), collectively, shall sell dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any Warrant Shares.

(b)    Additional Shares. The Holder understands and agrees that the Additional Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state or other jurisdiction; accordingly, the Additional Shares must be held indefinitely unless they are subsequently registered or unless, in the opinion of counsel reasonably acceptable to the Company, a sale or transfer may be made in compliance with the provisions of this Agreement and without registration under United States securities laws and the applicable securities laws of any state or other jurisdiction.

(c)    Restrictive Legends. The Holder agrees that legends may be placed on the Warrant Shares and the Additional Shares restricting the transfer thereof, and that appropriate notations may be made in the Company’s stock books and stop transfer instructions placed with the transfer agent of the Common Stock, each in a manner generally consistent with the foregoing.

4.    Representations and Warranties. The Holder hereby acknowledges, represents, warrants, and agrees as follows:

(a)    The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. The Holder, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Additional Shares, and has so evaluated the merits and risks of such investment. The Holder has reviewed the Company’s Form 10-K for the year ended May 31, 2018, and all filings made by the Company with the U.S. Securities and Exchange Commission (the “Commission”) thereafter. The Holder has also been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of the Additional Shares and the information filed with the Commission and to obtain any additional information, to the extent that the Company possesses such information, which the Holder considers necessary and appropriate in order to permit the Holder to evaluate the merits and risks of an investment in the Additional Shares. The Holder is able to bear the economic risk of an investment in the Additional Shares and, at the present time, is able to afford a complete loss of such investment. The Holder is not acquiring the Additional Shares for the account or benefit of any other person. The Holder is acquiring the Additional Shares as principal for its own account, in the ordinary course of its business, and not with a view to or for distributing or reselling such Additional Shares or any part thereof. The Holder has no present intention of distributing any of such Additional Shares and has no agreement or understanding, directly or indirectly, with any person regarding the distribution of such Additional Shares.

(b)    Neither the Commission nor any state securities commission or other regulatory authority has approved the Additional Shares, or passed upon or endorsed the merits of this offering of securities or confirmed the accuracy or determined the adequacy of such offering. This offering of securities has not been reviewed by any federal, state or other regulatory authority.

5.    Reliance. The Holder acknowledges and understands that the Company has agreed to the terms of this Agreement in reliance upon the Holder’s representations, warranties and covenants made in this Agreement.

6.    Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

7.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into the foregoing documents.

8.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

9.    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.    Successors; Third-Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the Holder and the Company and the respective successors and permitted assigns of each.

11.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.    EXPIRATION DATE. THIS OFFER IS FOR A LIMITED TIME ONLY AND SHALL EXPIRE IF THE SIGNATURE PAGE TO THIS AGREEMENT IS NOT COMPLETED, EXECUTED BY THE HOLDER AND RETURNED TO THE COMPANY ON OR BEFORE 5:00 P.M. (NEW YORK CITY TIME) ON MAY 8, 2019.

[Signature page to follow.]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

HOLDER

By:
Print Name:
Title:
Address:

Email:

Agreed and Accepted:

CYTODYN INC.

By:
Name:
Title:

Dated as of:

[Warrant Exercise Agreement]

Schedule A

Holder:

[            ]

Warrant No.	Expiration Date	Warrant Shares	Original Exercise Price	Revised Exercise Price	Aggregate Exercise Proceeds	Shares Issued upon Exercise
[ ]-[ ]	[ ]/[ ]/[ ]	[ ]	$[ ]	$[ ]	$[ ]	[ ]
Totals		[ ]			$[ ]	[ ]

Total Additional Shares: [            ]

[equals 0.5 x Total Warrant Shares]